EXHIBIT 99.2


                              VICAR OPERATING, INC.
                        TENDER OF ANY AND ALL OUTSTANDING
                    9.875% SENIOR SUBORDINATED NOTES DUE 2009
               WHICH WERE ORIGINALLY ISSUED IN A PRIVATE OFFERING
                     AND HAVE CERTAIN TRANSFER RESTRICTIONS
                                 IN EXCHANGE FOR
                    9.875% SENIOR SUBORDINATED NOTES DUE 2009
              WHICH ARE REGISTERED UNDER THE SECURITIES ACT OF 1933
                           AND ARE FREELY TRANSFERABLE

To:  Brokers, Dealers, Commercial Banks,
     Trust Companies and Other Nominees:

     Vicar Operating, Inc. (the "Company") is offering, upon and subject to the terms and conditions set forth in a prospectus dated January ___, 2002 (the "Prospectus"), and the enclosed letter of transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") $170,000,000 aggregate principal amount of new 9.875% senior subordinated notes due 2009 (the "Exchange Notes"), which are registered under the Securities Act of 1933 and are freely transferable, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal for any and all outstanding 9.875% senior subordinated notes due 2009, originally issued in a private offering on November 27, 2001, and which have certain transfer restrictions (the "Original Notes"). The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Exchange and Registration Rights Agreement, dated November 27, 2001.

     We are requesting that you contact your clients for whom you hold Original Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Original Notes registered in your name or in the name of your nominee, or who hold Original Notes registered in their own names, we are enclosing the following documents:

          1. Prospectus dated January ___, 2002;

          2. The Letter of Transmittal for your use and for the information (or the use, where relevant) of your clients;

          3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for the Original Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent (as defined below) prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

          4. A form of letter which may be sent to your clients for whose account you hold Original Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer; and

          5. Return envelopes addressed to J.P. Morgan Trust Company, National Association, the exchange agent for the Original Notes (the "Exchange Agent").

     YOUR PROMPT ACTION IS REQUESTED, THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ________, 2002, UNLESS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION (THE "EXPIRATION DATE"). THE ORIGINAL NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.


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     To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or an Agent's Message (as defined in the Prospectus) in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Original Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

     If holders of the Original Notes wish to tender, but it is impracticable for them to forward their certificates for the Original Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer - Procedures for Tendering Original Notes - Guaranteed Delivery."

     The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of the Original Notes held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all stock transfer taxes applicable to the exchange of Original Notes pursuant to the Exchange Offer, except as set forth in Instruction 7 of the Letter of Transmittal.

     Any inquiries you may have with respect to the Exchange Offer, or request for additional copies of the enclosed materials, should be directed to J.P. Morgan Trust Company, National Association, the Exchange Agent for the Original Notes, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                                Very truly yours,


                                                VICAR OPERATING, INC.


     NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.


ENCLOSURES



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